Exhibit 32.1
Certification Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002
In connection with the Quarterly Report on Form 10-Q for the quarter ending March 31, 2016, of Columbia Pipeline Partners LP (the "Company") as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Robert C. Skaggs, Jr., Director and Chief Executive Officer of the Company, certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Robert C. Skaggs, Jr.
Robert C. Skaggs, Jr.
Director and Chief Executive Officer

Date:	May 3, 2016